EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 27, 2018

To the Participants, Benefit Plan Administration Committee, and Investment Committee
DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by
Local 17 of the International Brotherhood of Electrical Workers

We hereby consent to the incorporation by reference in this Annual Report on Form 11-K of the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers as of, and for the year ended, December 31, 2017 of our report dated June 27, 2018, included in Registration Statement No. 333-202343 of DTE Energy Company on Form S-8, dated February 27, 2015, relating to the statements of net assets available for benefits as of December 31, 2017 and 2016, the statement of changes in net assets available for benefits for the year ended December 31, 2017, and the schedule of assets (held at end of year) as of December 31, 2017.

/s/ George Johnson & Company

CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan